EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of AxoGen, Inc. on Form S-8 (File No. 333-177980, effective November 14, 2011) of AxoGen, Inc. of our report dated May 25, 2011 relating to the financial statements which appear in this Form 10-K.

/s/ Cross, Fernandez & Riley, LLP

Orlando, Florida

March 15, 2012